UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2014

HMN Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24100	41-1777397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1016 Civic Center Drive Northwest PO Box 6057 Rochester, Minnesota	55903-6057
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (507) 535-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02     Termination of a Material Definitive Agreement

On February 11, 2014, the Office of the Comptroller of the Currency (the “OCC”) terminated the Supervisory Agreement (the “Bank Supervisory Agreement”) by and between Home Federal Savings Bank (the “Bank”), a wholly-owned subsidiary of HMN Financial, Inc. (the “Company”), and the OCC. The Bank Supervisory Agreement, effective February 22, 2011, related primarily to the Bank’s then existing financial performance and credit quality issues. Under the Bank Supervisory Agreement, the Bank was required to submit periodic business plans and reports to the OCC and could not, without the prior consent of the OCC, declare or pay any cash dividends, increase its total assets during any quarter in excess of the amount of net interest credited on deposit liabilities during the prior quarter, enter into any new contractual arrangement or renew or extend any existing arrangement related to compensation or benefits with any directors or officers, make any golden parachute payment, or enter into any significant contracts with a third party service provider.

Item 8.01      Other Events.

On February 14, 2014, the Bank announced the termination of the Bank Supervisory Agreement and termination by the OCC of the individual minimum capital requirement (“IMCR”) to which the Bank had been subject. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description
99.1	Press Release dated February 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMN Financial, Inc. (Registrant)

Date: February 17, 2014	/s/ Jon Eberle
Jon Eberle
Senior Vice President, Chief Financial Officer and Treasurer

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